UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 9, 2017

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 9, 2017, Century Aluminum of West Virginia, Inc. (“CAWV”), a wholly-owned subsidiary of Century Aluminum Company (“Century”), entered into a Settlement Agreement (the “Settlement Agreement”) in potential settlement of the previously disclosed retiree medical class action lawsuit pending before the District Court for the Southern District of West Virginia. As previously disclosed, in November 2009 CAWV filed a class action complaint for declaratory judgment against the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the “USW”), the USW’s local and certain CAWV retirees, individually and as class representatives (“CAWV Retirees”), seeking a declaration of CAWV’s rights to modify/terminate retiree medical benefits. Later in November 2009, the USW and representatives of a retiree class filed a separate suit against CAWV, Century, Century Aluminum Master Welfare Benefit Plan, and various John Does with respect to the foregoing (collectively, the “Century Entities”). These actions were consolidated under a lawsuit entitled Dewhurst, et al. v. Century Aluminum Co., et al., and Century Aluminum of West Virginia, Inc. v. United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO/CLC, et al.
Under the terms of the Settlement Agreement, CAWV has agreed to make payments into a trust for the benefit of the CAWV Retirees in the aggregate amount of $23 million over the course of ten years (the “Settlement Amount”). The Settlement Amount is payable in installments with $5 million payable upon final approval by the court of the Settlement Agreement and $2 million payable annually thereafter for nine years. It is a condition to the Settlement Agreement that all class members grant the Century Entities a full and complete release of all claims that were asserted or could have been asserted in the lawsuit.
The Settlement Agreement is subject to final court approval following a notice period during which persons within the class have the opportunity to object to the settlement or thereafter appeal such approval. Final court approval is not expected before the third quarter of 2017.
The Settlement Agreement does not constitute a concession or admission of wrongdoing or liability by the Century Entities. The Century Entities have entered into the Settlement Agreement solely to avoid future inconvenience and protracted, costly litigation.
A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement dated February 9, 2017
This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. More information about the risks, uncertainties and assumptions affecting Century can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	February 10, 2017	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

INDEX

Exhibit Number	Description
10.1	Settlement Agreement dated February 9, 2017